EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

CONTACT:

Christopher Curtis

VP, Corporate Affairs

Rewards Network Inc.

(312) 521-6754

Rewards Network Inc. Reports Fourth Quarter and Full Year Results

Chicago, IL February 8, 2006 — Rewards Network Inc., (AMEX: IRN) one of the nation’s leading providers of marketing and loyalty programs to the restaurant industry, today reported its financial results for the fourth quarter and full year ended December 31, 2005.

Total sales for the quarter amounted to $69.0 million, a 15.9 percent decrease from the prior year’s fourth quarter sales of $82.0 million. This decrease was caused primarily by a lower restaurant merchant count, and declines in the sales yield, the number of qualified transactions, and the average qualified dining transaction amount.

Total operating revenues for the quarter amounted to $22.5 million, a decrease of 0.6 percent compared with $22.6 million in the fourth quarter last year. The decline in operating revenues was primarily a result of the lower sales, which was offset by lower member benefits and a lower provision for losses.

Net income for the three months ended December 31, 2005 was $2.1 million or 8 cents per diluted share compared with net income of $2.5 million or 10 cents per diluted share for the three months ended December 31, 2004.

“We continue to focus on improving our business fundamentals,” said Ronald L. Blake, Rewards Network’s President and CEO. “With execution, we believe we can return Rewards Network to sustainable, profitable growth.”

Sales for the year ended December 31, 2005 amounted to $287.1 million, representing a decrease of 17.5 percent from sales of $348.1 million during the prior year. For the year ended December 31, 2005, total operating revenues amounted to $77.1 million, a decrease of 17.4 percent compared with $93.2 million in the same period last year.

Net loss for the year ended December 31, 2005 was $621 thousand or 2 cents per share, compared with net income for the year ended December 31, 2004 of $13.2 million or 50 cents per diluted share.

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Rewards Network

Fourth Quarter 2005 Results

Webcast Information

Management will host a conference call at 5:00 pm Eastern Time on Wednesday, February 8, 2006. Participants are invited to join a live webcast of the call, which may be accessed by visiting the Investor Relations section of the Rewards Network website at www.rewardsnetwork.com. The webcast is also available at www.streetevents.com and www.earnings.com. Participants should log on at least 10 minutes prior to the webcast to register and download any necessary software. If you are unable to participate during the live webcast, a replay of the call will be archived on the Company’s website. Alternatively, a dial-in replay is available through February 22, 2006, by dialing 1-888-843-8996 or 1-630-652-3044, using the conference ID number, 13716178.

About Rewards Network

Rewards Network (AMEX: IRN), headquartered in Chicago, Illinois, is a leading provider of marketing and loyalty programs to the restaurant industry. In conjunction with leading airline frequent flyer programs, club memberships, and other affinity organizations, Rewards Network provides millions of members with incentives in a wide range of benefit currencies, including airline miles, loyalty/reward program points, and Cashback RewardsSM savings. Thousands of restaurants and other merchants participate in Rewards Network programs throughout the United States and Canada. Additional details about Rewards Network can be found at www.rewardsnetwork.com or by calling 1-877-491-3463.

Statements in this release that are not strictly historical are “forward-looking” statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectation or beliefs, and are subject to risks, trends and uncertainties. Actual results, performance or achievements may differ materially from those expressed or implied by the statements herein due to factors that include, but are not limited to, the following: (i) our dependence on our relationships with airlines and other reward program partners for a significant number of members, (ii) the concentration of a significant amount of our rewards currency in one industry group, the airline industry, (iii) our inability to attract and retain merchants and members, (iv) our inability to maintain an appropriate balance between the number of members and the number of participating merchants in each market, (v) changes to card association rules and practices, (vi) our dependence upon our relationships with transaction processors, presenters and aggregators, (vii) network interruptions or processing errors, (viii) our susceptibility to a changing regulatory environment, (ix) increased operating costs due to privacy concerns of our marketing partners, payment card processors and the public, (x) the failure of our security measures, (xi) our susceptibility to restaurant credit risk, (xii) economic changes, (xiii) an adverse change in our loss experience related to Dining Credits, (xiv) adverse consequences of changes in our programs that affect the rate of rewards received by members, (xv) our inability to generate sufficient profit margin on expanded restaurant product offerings, (xvi) the loss of key personnel, (xvii) adverse determination of lawsuits in which we are a defendant that may result in liability and/or adversely impact the way in which we conduct business, (xviii) increasing competition, (xix) our inability to obtain sufficient cash, and (xx) the failure of our expansion into Canada. A more detailed description of these factors that, among others, should be considered in evaluating our outlook can be found in the company’s quarterly report on Form 10-Q for the quarter ended September 30, 2005, filed with the Securities and Exchange Commission. We undertake no obligation to, and expressly disclaim any such obligation to, update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, changes to future results over time or otherwise.

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Rewards Network

Fourth Quarter 2005 Results

Rewards Network Inc. and Subsidiaries

(Amounts in thousands, except earnings per share)

(UNAUDITED)

	Three months ended December 31,				Year ended December 31,
	2005	%	2004	%	2005	%	2004	%
Sales	$69,023	100.0%	$82,031	100.0%	$287,145	100.0%	$348,078	100.0%

Cost of sales	36,013	52.2%	40,484	49.4%	147,585	51.4%	168,738	48.5%
Provision for losses	2,740	4.0%	5,135	6.3%	22,522	7.8%	19,711	5.7%
Member benefits	8,395	12.2%	14,584	17.8%	42,777	14.9%	69,918	20.1%

Net revenues	21,875	31.7%	21,828	26.6%	74,261	25.9%	89,711	25.8%

Membership fees and other income	610	0.9%	793	1.0%	2,790	1.0%	3,536	1.0%

Total operating revenues	22,485	32.6%	22,621	27.6%	77,051	26.8%	93,247	26.8%

Operating expenses:
Salaries & benefits	4,474	6.5%	4,407	5.4%	18,623	6.5%	18,322	5.3%
Sales commission & expenses	4,913	7.1%	4,802	5.9%	21,057	7.3%	20,374	5.9%
Professional fees	1,616	2.3%	2,064	2.5%	7,256	2.5%	5,003	1.4%
Member & merchant marketing	1,428	2.1%	1,685	2.1%	5,898	2.1%	6,473	1.9%
Goodwill impairment	—	0.0%	—	0.0%	1,554	0.5%	—	0.0%
General and administrative	4,935	7.1%	4,763	5.8%	19,790	6.9%	18,023	5.2%

Total operating expenses	17,366	25.2%	17,721	21.6%	74,178	25.8%	68,195	19.6%

Operating income	5,119	7.4%	4,900	6.0%	2,873	1.0%	25,052	7.2%

Other expenses, net:	577	0.8%	701	0.9%	2,753	1.0%	2,804	0.8%

Income before taxes	4,542	6.6%	4,199	5.1%	120	0.0%	22,248	6.4%

Income tax provision	2,451	3.6%	1,721	2.1%	741	0.3%	9,031	2.6%

Net income (loss)	2,091	3.0%	2,478	3.0%	(621)	-0.2%	13,217	3.8%

Net income (loss) per share
Basic	$0.08		$0.10		$(0.02)		$0.53
Diluted	$0.08		$0.10		$(0.02)		$0.50
Weighted average number of common and common equivalent shares
Basic	26,355		25,469		26,133		24,837
Diluted	26,514		25,922		26,133		29,731

Rewards Network

Fourth Quarter 2005 Results

Rewards Network Inc. and Subsidiaries

(Amounts in thousands, except average transaction amount)

	Three months ended December 31, 2005			Three months ended December 31, 2004
	Marketing Credits Program	Marketing Services Program	Total	Marketing Credits Program	Marketing Services Program	Total
Number of qualified transactions during the period	1,940	574	2,514	2,187	468	2,655
Average transaction amount	$47.78	$51.16	$48.56	$47.73	$55.72	$49.14

Qualified transaction amount	$92,702	$29,367	$122,069	$104,378	$26,077	$130,455
Sales yield	69.0%	17.1%	56.5%	73.0%	22.6%	62.9%
Sales	$63,994	$5,029	$69,023	$76,147	$5,884	$82,031

Cost of Marketing Credits	$35,623	$—	$35,623	$40,337	$—	$40,337
Processing fees	296	94	390	118	29	147

Total cost of sales	$35,919	$94	$36,013	$40,455	$29	$40,484

Provision for losses	$2,740	$—	$2,740	$5,135	$—	$5,135

Total member benefits	$6,522	$1,873	$8,395	$11,979	$2,605	$14,584

Net revenues	$18,813	$3,062	$21,875	$18,578	$3,250	$21,828

	Year ended December 31, 2005			Year ended December 31, 2004
	Marketing Credits Program	Marketing Services Program	Total	Marketing Credits Program	Marketing Services Program	Total
Number of qualified transactions during the period	8,182	1,981	10,163	8,966	2,115	11,081
Average transaction amount	$46.39	$53.04	$47.69	$47.71	$54.20	$48.95

Qualified transaction amount	$379,578	$105,065	$484,643	$427,782	$114,636	$542,418
Sales yield	70.2%	19.7%	59.2%	74.9%	24.0%	64.2%
Sales	$266,471	$20,674	$287,145	$320,589	$27,489	$348,078

Cost of Marketing Credits	$146,021	$—	$146,021	$167,667	$—	$167,667
Processing fees	1,225	339	1,564	986	85	1,071

Total cost of sales	$147,246	$339	$147,585	$168,653	$85	$168,738

Provision for losses	$22,522	—	$22,522	$19,711	—	$19,711

Total member benefits	$34,262	$8,515	$42,777	$56,774	$13,144	$69,918

Net revenues	$62,441	$11,820	$74,261	$75,451	$14,260	$89,711

Rewards Network

Fourth Quarter 2005 Results

Rewards Network Inc. and Subsidiaries

(Amounts in thousands, except earnings per share)

(UNAUDITED)

	December 31, 2005	December 31, 2004
Cash and cash equivalents	$31,585	$8,728
Short-term securities available for sale	—	6,718
Dining credits	142,218	170,890
Allowance for dining credits loss	(21,521)	(26,943)
Excess of cost over net assets acquired	8,117	9,671
Total assets	190,871	200,671
Outstanding debt	70,000	70,000
Stockholders’ equity	94,188	92,368

	Twelve months ended December 31,
	2005	2004
Net cash provided by (used in):
Operations	$17,050	$(12,070)
Investing	4,268	6,274
Financing	1,439	4,556

	As of December 31,
	2005	2004
Other information:
Accounts active last 12 months	3,427	3,753

Restaurants in the program
Marketing Credits Program	7,955	9,068
Marketing Services Program	2,002	1,434

Total restaurants	9,957	10,502